UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2007
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

     The following information shall not be deemed filed with the Securities and Exchange Commission (“SEC”), nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 15, 2007, Transmeta Corporation (“Transmeta”) and David R. Ditzel entered into a separation agreement relating to Mr. Ditzel’s retirement from his positions as an employee and director of Transmeta. The separation agreement provides for Transmeta to pay Mr. Ditzel a lump sum severance payment of $210,000 in three installments, as follows: $105,000 to be paid on or before June 30, 2007, $55,000 to be paid on or before December 31, 2007, and $50,000 to be paid on or before June 30, 2008, all subject to Mr. Ditzel’s continued compliance with the covenants set out in that agreement. Transmeta also agreed to continue to pay for Mr. Ditzel’s group health benefits until the earlier of the date he finds employment providing comparable health benefits or September 30, 2007. Pursuant to that separation agreement, Mr. Ditzel also retired from and resigned his position as a member of Transmeta’s Board of Directors effective June 15, 2007. Transmeta and Mr. Ditzel also agreed to a mutual release of claims.
     On June 15, 2007, Transmeta and Mr. Ditzel also entered into a consulting agreement providing for Mr. Ditzel to perform certain consulting services relating to technology licensing and the development of business opportunities for licensing Transmeta technologies as requested by Transmeta’s President and Chief Executive Officer following Mr. Ditzel’s retirement as a Transmeta employee and until June 30, 2008, unless earlier terminated by either Transmeta or Mr. Ditzel at any time for any reason with 30 days notice. In consideration for these consulting services, Transmeta agreed to pay Mr. Ditzel a consulting fee of $1,600 per day. In addition, all employee stock options that Transmeta previously granted to Mr. Ditzel ceased vesting as of June 15, 2007, but will remain exercisable until the termination of Mr. Ditzel’s consulting agreement, at which time any unexercised options will terminate and be governed by the terms of the original grants.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: June 19, 2007	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary